Exhibit 23.1

[LETTERHEAD]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A, into the Company's previously filed Registration Statement File No. 333-59812 and Registration Statement File No. 333-71192.

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP
November 15, 2001